 As filed with the Securities and Exchange
 Commission on April 9, 1997                             Registration No. 333-

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              -----------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                           TEMPLATE SOFTWARE, INC.
             (Exact name of issuer as specified in its charter)

         Virinia                                         52-1042793
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                          45365 Vintage Park Drive
                           Dulles, Virginia 20166
                  (Address of principal executive offices)

                              -----------------

                           TEMPLATE SOFTWARE, INC.
                         1996 EQUITY INCENTIVE PLAN


                          (Full title of the plan)

                              -----------------

                              E. Linwood Pearce
                           Chief Executive Officer
                           Template Software, Inc.
                          45365 Vintage Park Plaza
                           Dulles, Virginia 20166
                               (703) 318-1000

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
                           Joseph W. Conroy, Esq.
                              Hunton & Williams
                      1751 Pinnacle Drive - Suite 1700
                           McLean, Virginia 22102
                               (703) 714-7440

                              -----------------

                       CALCULATION OF REGISTRATION FEE


=====================================================================================================================
                                                      Proposed maximum      Proposed maximum
         Title of securities         Amount to be      offering price           aggregate              Amount of
           to be registered           registered        per share(1)        offering price(1)       registration fee
---------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01                    1,000,000           $12.75              $12,750,000               $3,864
 par value . . . . . . . . . . .         shares
=====================================================================================================================

        (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $12.75 per share, which was the average of the high and low prices of the registrant's Common Stock on April 9, 1997, as reported in The Wall Street Journal.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with the Commission.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Company's Prospectus, dated November 27, 1996, contained in the Company's Registration Statement on Form S-1 (File No. 333-17063), filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") is incorporated herein by reference and made a part hereof.

          In addition, all documents filed by the Company pursuant to Sections 13(a) and 13(c) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and prior to the termination of the offering of shares of the Company's Common Stock pursuant to the Template Software, Inc. 1996 Equity Incentive Plan (the "Plan"), any definitive proxy or information statement filed pursuant to Section 14 of the Exchange Act in connection with any subsequent meeting of shareholders and any reports filed pursuant to
Section 15(d) of the Exchange Act prior to any such termination of the offering of shares, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

 ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 13.1-697 of the code of Virginia (1950), as amended (the "Virginia Code"), authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if such individual has conducted himself in good faith and if, in the course of conduct in his official capacity, he believed that his conduct was in the best interest of the corporation, and in all other cases, he believed that his conduct was at least not opposed to the corporation's best interest. A corporation is also authorized to indemnify a director in the case of any criminal proceeding if the director had no reasonable cause to believe his conduct was unlawful. The termination of the proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the prescribed standard of conduct. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging the director whether or not involving action in his official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by him.

          Sections 13.1-698 and 13.1-702 of the Virginia Code provide that unless limited by its articles of incorporation, a corporation shall indemnify each director, officer, employee or agent who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director, officer, employee or agent of the corporation against reasonable expenses incurred by him in connection with the proceeding.

          Section 13.1-704(B) of the Virginia Code provides that any corporation shall have the power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provisions for advances and reimbursement of expenses to any director, officer, employee or agent that may be authorized by the articles of incorporation or by any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders except an indemnity against willful misconduct or a knowing violation of criminal law.

          Article IV of the Articles of Incorporation of the Registrant provides for indemnification of officers and directors in the situations authorized by the Virginia Code.

          The Registrant currently carries a director and officer liability insurance policy with a per claim and annual aggregate coverage limit of at least $1 million.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.


Exhibit No.
-----------
3.1*          Amended and Restated Articles of Incorporation of the Company.

3.2*          Bylaws of the Company.

4.1*          Specimen Stock Certificate.

5             Opinion of Hunton & Williams.

23.1          Consent of Coopers & Lybrand L.L.P., independent auditors.

23.2          Consent of Hunton & Williams (included as part of Exhibit 5).

24            Power of Attorney (included as part of signature page).

------------------------------
* Incorporated by reference to exhibit of the same number to the Company's Registration Statement on Form S-1 (Registration No. 333-17063), originally filed with the Commission on November 27, 1996.

ITEM 9.   UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dulles, Virginia on this 9th day of April, 1997.


                                         TEMPLATE SOFTWARE, INC.



                                         By /s/ E. Linwood Pearce
                                           ----------------------------
                                           E. Linwood Pearce
                                           Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes E. Linwood Pearce to execute in the name of each such person, and to file any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints Mr. Pearce attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 9th day of April, 1997.


Signature                                                  Title
---------                                                  -----
/s/ E. Linwood Pearce
---------------------
E. Linwood Pearce                           Chief Executive Officer and Director

/s/ Joseph M .Fox
------------------
Joseph M. Fox                                 Chairman of the Board and Director

/s/ Andrew B. Ferrentino
------------------------
Andrew B. Ferrentino                                      President and Director

/s/ Kimberly E. Osgood
----------------------
Kimberly E. Osgood                                   Chief Financial Officer and
                                                        Chief Accounting Officer
/s/ Duane A. Adams
------------------
Duane A. Adams                                                          Director

/s/ Alan B. Salisbury
---------------------
Alan B. Salisbury                                                       Director

                                 EXHIBIT INDEX


                                                                                    Sequentially
  Exhibit No.                                 Description                           Numbered Page
  -----------                                 -----------                           -------------
    3.1*             Amended and Restated Articles of Incorporation of
                     the Company.

    3.2*             Amended and Restated Bylaws of the Company.

    4.1*             Specimen Stock Certificate.

    5                Opinion of Hunton & Williams.

    23.1             Consent of Coopers & Lybrand L.L.P., independent auditors.

    23.2             Consent of Hunton & Williams (included as part of Exhibit 5).

    24               Power of Attorney (included as part of signature page).

------------------------------

    * Incorporated by reference to exhibit of the same number to the Company's Registration Statement on Form S-1 (Registration No. 333-17063).